UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
NAUTICUS ROBOTICS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nauticus Robotics, Inc.
Announcement of Adjournment
of Special Meeting of Shareholders
originally scheduled for October 23, 2025

The Special Meeting of Stockholders (the “Special Meeting”) of Nauticus Robotics, Inc. (the “Company,” “Nauticus,” “we,” “us” or “our”) originally scheduled to be held on October 23, 2025 has been adjourned to November 21, 2025. The meeting will be reconvened on November 21. 2025 at 10:00 am Central time at 1550 Lamar Street, Suite 2000, Houston, TX 77010.

The record date for the Special Meeting will remain the close of business on September 22, 2025. Stockholders may vote online at www.proxyvote.com, by telephone at 1-800-690-6903, or by mail, in each case by following the information on the proxy cards provided to them. Votes will be accepted up to and during the adjourned meeting.